UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2003

GENE LOGIC INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-23317 (Commission File No.)	06-1411336 (IRS Employer Identification No.)

708 Quince Orchard Road
Gaithersburg, Maryland 20878

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (301) 987-1700

Item 5.  Other Events and Regulation FD Disclosure

     On October 1, 2003, Gene Logic Inc. (the “Company”) issued a press release announcing its post-acquisition integration and market alignment strategy, including the departure of Steve Trevisan as Executive Vice President and Director, as well as the Company’s plan to operate under a single brand identity. A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gene Logic Inc.

By: /s/ Philip L. Rohrer, Jr. Philip L. Rohrer, Jr. Chief Financial Officer

Dated: October 1, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Gene Logic Inc. dated October 1, 2003.